Exhibit 5.1

CRISPR Therapeutics AG Baarerstrasse 14 6300 Zug

Basel, September 19, 2018

CRISPR Therapeutics AG – Registration Statement on Form S-3

VISCHER Ltd	Dear Sir or Madam,

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in

Basel-City

This opinion is being rendered at the request of CRISPR Therapeutics AG (the “Company”) in connection with the filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate amount of any combination of (i) Common Shares, par value CHF 0.03 per share of the Company (the “Common Shares”), (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Common Shares, Debt Securities or Units (as defined below ) (“Warrants”), (iv) units comprised of Common Shares, Debt Securities and/or Warrants in any combination (“Units”) and/or (v) subscription rights to subscribe Common Shares or Warrants (“Subscription Rights”). The Common Shares, Debt Securities, Warrants, Units and Subscription Rights are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Shares, Warrants and Units) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. As Swiss counsel to the Company, we have been requested to render an opinion as to certain matters of Swiss law.
I. BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have examined such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below, including but not limited to the following documents:

a) a pdf copy of the Registration Statement dated as of September 19, 2018;

b) a pdf copy of the notarized articles of association (Statuten) of the Company dated May 30, 2018 (the “Articles”), as filed with the Commercial Register of the Canton of Zug;

c)  an pdf copy of the excerpt from the Commercial Register of the Canton of Zug in respect of the Company, certified by such Commercial Register to be up-to-date as of September 18, 2018 (the “Excerpt”);

The documents referred to above in paragraphs a) to c) are referred to together as the “Documents”.

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II. ASSUMPTIONS

In rendering the opinion below, we have assumed:

a) the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b) the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined; and

c) to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

III. OPINION

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

a)  with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance and registration of such Securities in the Commercial Register of the Canton of Zug, in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Shares is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

b)  with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

c)  with respect to Warrants or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law including the registration of Securities in the Commercial Register of the Canton of Zug.

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that

1. Upon the Future Authorization and Issuance of shares of Common Shares, such Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Shares).

2. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

3. Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

4. Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

5. Upon the Future Authorization and Issuance of Subscription Rights, such Subscription Rights will be valid and binding obligations of the Company.

IV. QUALIFICATIONS

This opinion is subject to the following qualifications:

a) This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.

b)  The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. All liability and other matters relating to this opinion shall be governed exclusively by Swiss law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

VISCHER AG

/s/ Dr. Matthias Staehelin Dr. Matthias Staehelin

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